Exhibit 23.1



            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

First Montauk Financial Corp.

We hereby consent to the incorporation in the Company's previously filed Registration Statement on Form S-8 (No. 333-123066 filed March 1, 2005) of our report dated March 18, 2005, relating to the consolidated financial statements and the related financial statement schedule of First Montauk Financial Corp. and Subsidiaries included in this Form 10-K for the year ended December 31, 2004.



/s/ Lazar Levine & Felix LLP
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LAZAR LEVINE & FELIX LLP
Morristown, New Jersey
March 31, 2005